Exhibit 10.4(d)
FOURTH AMENDMENT TO LOAN AGREEMENT
This Fourth Amendment to Loan Agreement (this “Amendment”) dated as of
March 13, 2007, but effective for certain purposes as of December 31, 2006, as provided herein, is made among GMX Resources Inc., an Oklahoma corporation (the “Borrower”), Capital One, National Association, a national banking association, as administrative agent (the “Agent”), and Union Bank of California, N.A. and Capital One, National Association, as Banks (the “Banks”), who agrees as follows:
RECITALS
A. This Fourth Amendment to Loan Agreement pertains to that certain Amended and Restated Loan Agreement (Line of Credit) dated as of June 7, 2006, among the Borrower, the Agent and the Banks, as amended by the First Amendment dated as of August 4, 2006, the Second Amendment dated as of August 14, 2006, and the Third Amendment dated as of December 21, 2006 (as amended, the “Loan Agreement”). As used in this capitalized terms used herein without definition herein shall have the meanings provided in the Loan Agreement.
B. The Borrower, the Agent and the Banks desire to provide a one-time waiver of a financial covenant, and amend the negative covenant regarding permitted investments..
AGREEMENT
NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Banks, the parties hereto hereby agree as follows:
ARTICLE 1.
AMENDMENT AND AGREEMENT
1.1 The Borrower has advised the Agent and the Banks that notwithstanding the provisions of Subsection 5.15(a) of the Loan Agreement, requiring a minimum current ratio be met as of the last day of each fiscal quarter, in fact the Borrower’s financial condition failed to meet that requirement for the fiscal quarter ended December 31, 2006. At the Borrower’s request, the Banks hereby grant a one-time waiver of the minimum current ratio covenant in Subsection 5.15(a) for the fiscal quarter ended December 31, 2006. This waiver shall not be a precedent for any subsequent requested waiver of this or any other covenant or other provision of the Loan Agreement. Without limiting the preceding sentence, the Borrower specifically acknowledges that the other financial covenant requirements in Section 5.15 of the Loan Agreement for the fiscal quarter ended December 31, 2006 (and thereafter), as well as the minimum current ratio requirement for the fiscal quarter to end March 31, 2007 (and thereafter), are not waived by the Banks.
1.2 Subsection 6.3(g) of the Loan Agreement is hereby amended and restated, effective as of December 31, 2006, to read in its entirety as follows:
The Borrower’s ownership of equity interest in Endeavor, and in Diamond, provided that the total amount of the Borrower’s investment (both debt and equity) in Diamond at any one time (i) shall not exceed a maximum limit of twenty five million ($25,000,000.00) dollars until December 31, 2007, and on and after December 31, 2007 shall not exceed a maximum limit of fifteen million ($15,000,000.00) dollars and (ii) shall not consist of more than 50% equity.

ARTICLE 2.
ACKNOWLEDGMENT OF COLLATERAL
2.1 The Borrower hereby specifically reaffirms all of the Collateral Documents. The Borrower hereby confirms and agrees that the Collateral Documents secure the Loan Agreement as amended by this Amendment.
ARTICLE 3.
MISCELLANEOUS
3.1 The Borrower represents and warrants to the Agent and the Banks (which representations and warranties will survive the execution of this Amendment) that (i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) after giving effect to the waiver set forth in Paragraph 1.1, no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default, (iii) there has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower and the Subsidiaries taken as a whole or any other facts, circumstances or conditions (financial or otherwise) upon which a Bank has relied or utilized in making its decision to enter into this Amendment, and (iv) there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Notes and the Loan Agreement. To the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action by the Borrower against the Agent or any Bank might exist, whether known or unknown, such items are hereby waived by the Borrower.
3.2 Except as expressly modified by this Amendment, all terms and provisions of the Loan Agreement are hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with its terms.
3.3 Borrower agrees to pay on demand all costs and expenses of the Agent and the Banks in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for the Agent). In addition, Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold Agent and the Banks harmless from and against any all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

3.4 This Amendment may be executed in multiple separate counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each party’s signature may appear on a separate counterpart but all such counterpart taken together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier.
3.5 The provisions of this Amendment shall become effective if and when, and only when, (i) each and every representation and warranty of Borrower contained in this Amendment is true, complete and accurate, (ii) no event exists which constitutes a Default, and (iii) the receipt by the Agent of a duly executed counterpart of this Amendment. The Borrower hereby certifies by execution of this Amendment that the foregoing conditions (i) and (ii) are satisfied and true and correct.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:	GMX RESOURCES INC.

	By:	/s/ Ken L. Kenworthy
Name: Ken L. Kenworthy, Sr.
Title: Executive Vice President and CFO

AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Eric Broussard
Name: Eric Broussard
Title: Senior Vice President

BANKS:	CAPITAL ONE, NATIONAL ASSOCIATION,
as a Bank

	By:	/s/ Eric Broussard
Name: Eric Broussard
Title: Senior Vice President

UNION BANK OF CALIFORNIA, N.A.

	By:	/s/ Jarrod Bourgeois
Name: Jarrod Bourgeois
Title: Vice President